EXHIBIT 16.1

[LETTERHEAD OF RAYMOND CHABOT GRANT THORNTON LLP]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated October 15, 2008 with respect to the consolidated financial statements included in the Annual Report of Avensys Corporation on Form 10-K for the year ended June 30, 2008. We hereby consent to the incorporation by reference of the said report in the Registration Statement of Avensys Corporation on Form S-8 (No. 333-145604, effective August 21, 2007).

/s/ Raymond Chabot Grant Thornton LLP

Raymond Chabot Grant Thornton LLP
Chartered Accountants
Montreal, Quebec, Canada
October 17, 2008